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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT
                             AS OF DECEMBER 31, 2001

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LEGAL NAME                                                 DOMICILE
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
Carnegie Interstate Pipeline Company                            USA, Delaware
EAL/ERI Cogeneration Partners LP                                USA, Delaware
Energy Infrastructure LLC                                       USA, Delaware
EPC Investments, Inc. (f/k/a EREC Nevada, Inc.)                 USA, Delaware
EQT Capital Corporation                                         USA, Delaware
EQT IP Ventures, LLC                                            USA, Delaware
Equitable Energy LLC                                            USA, Delaware
Equitable Field Services, LLC                                   USA, Delaware
Equitable Homeworks LLC                                         USA, Pennsylvania
Equitable Production Company                                    USA, Pennsylvania
Equitable Resources Insurance Company, Ltd.                     Cayman Islands
Equitable Resources, Inc.                                       USA, Pennsylvania
Equitable Utilities Investments, Inc.                           USA, Delaware
Equitrans, LP                                                   USA, Pennsylvania
ERI Group LDC                                                   Cayman Islands
ERI Holdings                                                    Cayman Islands
ERI Holdings II                                                 Cayman Islands
ERI Investments, Inc.                                           USA, Delaware
ERI JAM, LLC                                                    USA, Delaware
ERI Providence LLC (subsequently, ERI Providence LCC)           USA, Delaware
ERI Services (St. Lucia) Company, Ltd.                          St. Lucia
ET Blue Grass Clearing, LLC                                     USA, Delaware
ET Blue Grass Company                                           USA, Delaware
IEC Hunterdon, Inc.                                             USA, Connecticut
IEC Management Services, Inc.                                   USA, Connecticut
IEC Montclair, Inc.                                             USA, Connecticut
IEC Plymouth, Inc.                                              USA, Connecticut
Independent Energy Finance Corporation                          USA, Connecticut
Independent Energy Operations, Inc.                             USA, Connecticut
Kentucky West Virginia Gas Company LLC                          USA, Delaware
NORESCO Holdings, Inc.                                          USA, Delaware
NORESCO Investments, Inc. (f/k/a ERI Global Partners, Inc.)     USA, Delaware
NORESCO, LLC                                                    USA, Delaware
Three Rivers Pipeline Corporation                               USA, Texas
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